EXHIBIT 99.1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into effective as of April 22, 2010, by and between PGOCC, LLC, a Delaware limited liability company (“Landlord”), and AMERICAN RIVER BANKSHARES, a California corporation (“Tenant”).

R E C I T A L S :

A.      Landlord is the owner of that certain office building located at 3100 Zinfandel Drive, Rancho Cordova, California, commonly called One Capital Center (the “Building”).

B.      One Capital Center, a California limited partnership (“OCC”), and Tenant entered into that certain Lease dated as of May 17, 2005 (the “Lease”), pursuant to which Tenant is currently leasing certain office space comprised of approximately 7,378 rentable square feet (the “Original Premises”) commonly known as Suite 450 and located on the fourth (4th) floor of the Building.

C.      Landlord has succeeded to the interest of OCC as landlord under the Lease.

D.      Landlord and Tenant now desire to amend the Lease to: (i) extend the Lease Term; (ii) expand the Original Premises to include a total of approximately 4,840 additional rentable square feet of space located on the fourth (4th) floor of the Building, commonly known as Suites 475 and 495, as depicted on Exhibit A attached hereto (collectively, the “Expansion Space”); and (iii) modify various terms and provisions of the Lease, all as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Capitalized Terms. Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this First Amendment shall have the same meaning given such terms in the Lease.

2.           Re-measurement of Building. Landlord has re-measured the Building pursuant to the BOMA Method, which re-measurement shall be effective only from and after the Expansion Space Commencement Date (as defined below) and shall not apply to any period prior thereto. As a result of such re-measurement, effective from and after the Expansion Space Commencement Date, (i) the parties hereby confirm that the Building contains approximately 124,127 rentable square feet and (ii) Tenant’s Pro Rata Share and all other amounts and figures which are based upon the number of rentable square feet in the Building shall be calculated based upon the revised number of rentable square feet of the Building as set forth hereinabove as determined pursuant to such re-measurement, as more particularly described in Section 7 below.

3.           Extension of Lease Term for the Original Premises. The Lease Term for the Original Premises, which is currently scheduled to expire on May 6, 2013, is hereby extended until the Expansion Space Expiration Date (as defined below), unless sooner terminated as provided in the Lease, as amended by this First Amendment. The portion of the Lease Term from May 1, 2013 through the Expansion Space Expiration Date shall sometimes be referred to herein as the “First Extended Term”.

4.           Abatement of Base Rent for the Original Premises. Notwithstanding anything to the contrary contained in the Lease, as hereby amended, and provided Tenant faithfully performs all of its obligations under the Lease, as hereby amended, Landlord shall abate Tenant’s obligation to pay the monthly installments of Base Rent otherwise payable for the Original Premises (i.e., $14,239.54 per month) for the months of May 2010, June 2010, July 2010 and August 2010. During such abatement periods, Tenant shall remain responsible for the payment of all of its other monetary obligations under the Lease, as hereby amended.

5.           Base Rent for the Original Premises. Notwithstanding anything to the contrary contained in the Lease, as hereby amended, during the First Extended Term, the Base Rent payable by Tenant for the Original Premises (which shall be calculated separate and apart from the Base Rent payable for the Expansion Space) shall be as set forth in the following schedule:

Period of First Extended Term	Monthly Base Rent	Monthly Rental Rate Per Rentable Square Foot of Original Premises
5/1/2013 — 4/30/2014	$13,649.30	$1.85
5/1/2014 — 4/30/2015	$14,018.20	$1.90
5/1/2015 — 4/30/2016	$14,387.10	$1.95
5/1/2016 — 4/30/2017	$14,756.00	$2.00
5/1/2017 – Expansion Space Expiration Date	$15,124.90	$2.05

6.           Addition of the Expansion Space. Commencing on the Expansion Space Commencement Date, the Original Premises shall be expanded to include the Expansion Space, which Expansion Space shall be leased on the same terms and conditions set forth in the Lease, subject to the modifications set forth in this First Amendment. From and after the Expansion Space Commencement Date, (i) the Original Premises and the Expansion Space shall be collectively referred to as the “Premises”, and (ii) the Premises shall contain a total of approximately 12,218 rentable square feet.

6.1           Term of Expansion Space. The lease term for the Expansion Space (the “Expansion Space Term”) shall commence on the Expansion Space Commencement Date and shall expire coterminously with the First Extended Term with respect to the Original Premises on the date which is seven (7) years after the Expansion Space Commencement Date (the “Expansion Space Expiration Date”). The Expansion Space Term and the First Extended Term are sometimes collectively referred to herein as the “Lease Term”. For purposes of this First Amendment, the term “Expansion Space Commencement Date” shall mean the earlier of (i) the date Tenant commences business operations in the Expansion Space, or (ii) the date of Substantial Completion of the Expansion Space (as defined in the Tenant Work Letter), which date is anticipated to be August 1, 2010. The date that the Expansion Space Commencement Date actually occurs and the Expansion Space Expiration Date shall be confirmed by the parties in writing in a Second Amendment to Lease, which Second Amendment to Lease shall be in substantially the form of Exhibit C attached hereto. The Second Amendment to Lease shall be delivered to Tenant after the Expansion Space Commencement Date occurs, and Tenant shall execute and return the Second Amendment to Lease to Landlord within five (5) business days after Tenant’s receipt thereof.

6.2           Base Rent for the Expansion Space. During the Expansion Space Term, the Base Rent payable by Tenant for the Expansion Space shall be calculated separate and apart from the Base Rent payable for the Original Premises, and shall be as set forth in the following schedule:

Months of Expansion Space Term	Monthly Base Rent	Monthly Rental Rate Per Rentable Square Foot of the Expansion Space
1 — 6	$0.00	$0.00
7 — 18	$7,211.60	$1.49
19 — 30	$7,405.20	$1.53
31 — 42	$8,954.00	$1.85
43 — 54	$9,196.00	$1.90
55 — 66	$9,438.00	$1.95
67 — 78	$9,680.00	$2.00
79 — 84	$9,922.00	$2.05

7.           Tenant’s Pro Rata Share of Operating Costs; Base Year. To account for (i) the re-measurement of the Building pursuant to Section 2 above, and (ii) the addition of the Expansion Space to the Original Premises pursuant to Section 6 above, from and after the Expansion Space Commencement Date (but not for any period prior thereto), Tenant’s Pro Rata Share for purposes of determining Tenant’s obligation to pay increases in Operating Costs for the entire Premises (i.e., the Original Premises and the Expansion Space) shall be increased to 9.84% (i.e., 12,218 rentable square feet within the entire Premises/124,127 rentable square feet within the Building). In addition, from and after the Expansion Space Commencement Date (but not for any period prior thereto), the Base Year (as defined in Section 1.1.8 of the Lease) for purposes of determining the Operating Cost Stop and the Excess Operating Costs payable by Tenant for the entire Premises (i.e., the Expansion Space and the Original Premises), shall be revised to be the calendar year 2011.

8.           Renewal Options. Sections 1.1.6, 2.3 and 3.3 of the Lease are hereby deleted in their entirety and of no further force or effect. Subject to Section 10 below, Landlord hereby grants Tenant two (2) consecutive options (each an “Extension Option”) to extend the then current Lease Term for the entire Premises then leased by Tenant (including any First Refusal Space leased by Tenant pursuant to Section 9 below) for a period of five (5) years each (each, an “Option Term”), which applicable Extension Option shall be exercised only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the applicable Extension Option, the then current Lease Term shall be extended for the applicable Option Term and the Base Rent payable during the applicable Option Term (the “Option Rent”) shall be equal to the Fair Market Rental Rate (as defined below). All other terms and conditions of the Lease, as amended hereby, shall apply throughout the applicable Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the second (2nd) Option Term.

8.1           Fair Market Rental Rate. As used herein, the “Fair Market Rental Rate” for purposes of determining the Option Rent payable by Tenant for the applicable Option Term shall mean the base rent at which non-equity tenants, as of the commencement of the applicable Option Term will be leasing non-sublease, non-equity, unencumbered space on a full service gross basis comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class mid-rise office buildings in the Highway 50 Corridor submarket of Rancho Cordova, California (collectively, the “Comparable Buildings”): (i) taking into consideration free rent and all out-of-pocket monetary concessions and inducements generally being granted at such time for such comparable space leased by tenants of comparable net worth as Tenant (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the applicable Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of such Option Term; and (ii) utilizing a Base Year for purposes of calculating the Operating Cost Stop and Excess Operating Costs payable by Tenant for the Premises during the applicable Option, which shall be the calendar year in which such applicable Option Term commences.

8.2           Exercise of Option. The applicable Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord (the “Interest Notice”) not more than fourteen (14) months nor less than eleven (11) months prior to the expiration of the then current Lease Term stating that Tenant may be interested in exercising such applicable Extension Option; (ii) Landlord, after receipt of Tenant’s Interest Notice, shall deliver written notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the then current Lease Term, setting forth Landlord’s good-faith determination of the Fair Market Rental Rate for the applicable Option Term; and (iii) if Tenant wishes to exercise such applicable Extension Option, Tenant shall, on or before the date (the “Exercise Date”) which is nine (9) months prior to the expiration of the then current Lease Term, exercise such applicable Extension Option by delivering written notice (“Exercise Notice”) thereof to Landlord. Notwithstanding the foregoing to the contrary, Tenant shall have the right to deliver Tenant’s Exercise Notice for the first Extension Option to Landlord without having to deliver Tenant’s Interest Notice and without regard to the foregoing timeframes if Tenant delivers such Exercise Notice concurrently with Tenant’s delivery of Tenant’s Election Notice (or Alternative Tenant’s Election Notice, as applicable) pursuant to the provisions of Section 9 below (in which event Landlord shall deliver to Tenant the Option Rent Notice setting forth the Option Rent for the Premises for the first Option Term on or before the date which is the later of (A) ten (10) months prior to the expiration of the initial Expansion Space Term, and (B) fifteen (15) business days after Landlord’s receipt of such Exercise Notice). Concurrently with Tenant’s delivery of the Exercise Notice (or, if Tenant delivers Tenant’s Exercise Notice concurrently with Tenant’s Election Notice or Alternative Tenant’s Election Notice, as applicable, then within ten (10) business days after Tenant’s receipt of the Option Rent Notice), Tenant may, at its option, object to Landlord’s determination of the Fair Market Rental Rate for the applicable Option Term contained in the applicable Option Rent Notice, in which case the parties shall follow the procedure and the Fair Market Rental Rate for the applicable Option Term shall be determined as set forth in Section 8.3 below. If Tenant does not timely object to Landlord’s determination of the Fair Market Rental Rate for the applicable Option Term, Landlord’s determination shall be conclusive and the arbitration procedures in Section 8.3 below shall not be applicable with respect thereto. Tenant’s failure to deliver the applicable Exercise Notice on or before the applicable Exercise Date shall be deemed to constitute Tenant’s waiver of its then current and any subsequent Extension Option(s) hereunder.

8.3           Determination of Fair Market Rental Rate. If Tenant timely objects in writing pursuant to Section 8.2 above to Landlord’s determination of the Fair Market Rental Rate for the applicable Option Term, Landlord and Tenant shall attempt to agree upon such applicable Fair Market Rental Rate using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days (the “Outside Agreement Date”) following Tenant’s objection to such applicable Fair Market Rental Rate, then each party shall submit to the other party a separate written determination of such applicable Fair Market Rental Rate within ten (10) business days after the applicable Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 8.3.1 through 8.3.7 below. Failure of Tenant or Landlord to submit a written determination of such applicable Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be the non-determining party’s approval of such Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

8.3.1           Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who has no financial interest in Landlord or Tenant, and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of space in the Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the applicable Option Term is the closest to the actual Fair Market Rental Rate for such Option Term, as determined by the arbitrators, taking into account the requirements of Section 8.1 above. Each such arbitrator shall be appointed within thirty (30) days after the applicable Outside Agreement Date.

8.3.2           The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators, except that the third arbitrator shall not have been previously engaged by Landlord or Tenant for any purpose.

8.3.3           The three (3) arbitrators shall conduct a hearing within twenty (20) days after the appointment of the third arbitrator and within ten (10) days thereafter reach a decision as to which of the Landlord’s or Tenant’s submitted Fair Market Rental Rate for the applicable Option Term is closest to the actual Fair Market Rental Rate for such Option Term, and the arbitrators shall use whichever of Landlord’s or Tenant’s submitted applicable Fair Market Rental Rate is closest to the actual Fair Market Rental Rate for such Option Term and shall notify Landlord and Tenant thereof.

8.3.4           The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

8.3.5           If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

8.3.6           If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 8.3.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Presiding Judge of the Sacramento County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator (who shall meet the criteria set forth in Section 8.3.1 above). Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the applicable Option Term shall be used and shall notify Landlord and Tenant thereof.

8.3.7           The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.

9.           Right of First Refusal. Effective as of the Effective Date, Section 2.4 of the Lease and Schedule 1-A attached to the Lease shall be deleted in their entirety and of no further force or effect. Subject to Section 10 below, during the period (the “First Refusal Period”) from the Effective Date through the end of the initial Expansion Space Term (subject, however to the limitations set forth below in this Section 9), Tenant shall have a right of first refusal to lease that certain space in the Building commonly known as Suite 400 (the “First Refusal Space”), or such applicable portion of the First Refusal Space, when the First Refusal Space (or such applicable portion thereof) first becomes available for lease as provided hereinbelow as determined by Landlord. For purposes hereof, the First Refusal Space (or applicable portion thereof) shall first become available for lease by Tenant immediately prior to the first time Landlord intends to submit to a third party (other than the existing tenant of the First Refusal Space, or applicable portion thereof, or an affiliate of such existing tenant) a bona fide proposal, counter-proposal, or letter of intent to lease the First Refusal Space (or applicable portion thereof) (the “Third Party Proposal”). Notwithstanding anything in this Section 9 to the contrary: (i) Tenant’s right of first refusal set forth herein shall be subject and subordinate to all rights of expansion, renewal, extension, first refusal, first offer or similar rights for all or any portion of the First Refusal Space granted to any tenants of the Building pursuant to leases which have been executed as of the Effective Date (collectively, the “Superior Rights”); and (ii) Tenant’s right of first refusal shall not be exercisable by Tenant during the last two (2) years of the initial Expansion Space Term (and the First Refusal Period shall be shortened to be the day immediately preceding such 2-year period) unless either (A) as of the date Landlord delivers to Tenant the applicable First Refusal Notice or Alternative First Refusal Notice, as applicable (as defined below), Tenant has previously and properly exercised its first Extension Option for the first (1st) Option Term pursuant to Section 8 above, or (B) if at the time that Tenant exercises its right of first refusal pursuant to this Section 9, Tenant also exercises its Extension Option for the first (1st) Option Term pursuant to Section 8 above; provided, however, that in the case of clause (B) hereinabove, both of Tenant’s right of first refusal and Extension Option for the first (1st) Option Term must be exercised (1) concurrently by Tenant and (2) on or before the date that is nine (9) months prior to the expiration of the Expansion Space Term.

9.1           Terms of First Refusal. Prior to the first time during the First Refusal Period that Landlord intends to submit to a third party a Third Party Proposal with respect to First Refusal Space (or any portion thereof), and provided no holder of a Superior Right with respect to such First Refusal Space (or applicable portion thereof) which is the subject of such Third Party Proposal desires to lease the First Refusal Space (or any applicable portion thereof), Landlord shall give Tenant written notice (the “First Refusal Notice”) that the First Refusal Space (or applicable portion thereof) identified in such Third Party Proposal is then available for lease by Tenant at the rental rate, with any tenant improvement allowance, with such parking rights and pursuant to all of the other economic terms set forth in such Third Party Proposal (collectively, the “Third Party Refusal Terms”); provided, however, that (i) the term of the lease for the First Refusal Space (the “First Refusal Space Term”) shall in all events be coterminous with the Expansion Space Term (as may be extended), and (ii) such Third Party Refusal Terms shall be adjusted by Landlord as reasonably appropriate taking into account such coterminous term (collectively, the “Adjusted Terms”) to provide an economic equivalent to such Third Party Refusal Terms in such Third Party Proposal (to the extent such Third Party Proposal contains a lease term for the First Refusal Space which is longer or shorter than such coterminous First Refusal Space Term).

9.2           Tenant’s Procedure for Acceptance.

9.2.1           If Tenant wishes to exercise Tenant’s right of first refusal with respect to the applicable portion of the First Refusal Space described in a First Refusal Notice, then within five (5) business days after delivery of such First Refusal Notice to Tenant, Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall elect either to: (i) lease the entire portion of the First Refusal Space identified in such First Refusal Notice upon the Third Party Refusal Terms (as may be adjusted by the Adjusted Terms, if applicable); or (ii) refuse to lease such applicable portion of the First Refusal Space, specifying that Tenant is not interested in exercising its right of first refusal for such applicable portion of the First Refusal Space so identified in such First Refusal Notice (the “Rejected First Refusal Space”), in which event Tenant’s right of first refusal with respect to such Rejected First Refusal Space shall terminate and be of no further force or effect (subject, however, to the provisions of Section 9.2.2 below), and Landlord shall be free to lease such applicable portion of the Rejected First Refusal Space or any portion thereof, to anyone to whom Landlord desires on any terms Landlord desires. If Tenant does not notify Landlord of its election of either of the options in clauses (i) or (ii) hereinabove within said five (5) business-day period, Tenant shall be deemed to have elected the option in clause (ii). Notwithstanding anything to the contrary contained in this Section 9, (A) Tenant must elect to exercise its right of first refusal herein with respect to the entire First Refusal Space identified in such First Refusal Notice and may not elect to lease only a portion thereof, and (B) Tenant’s right of first refusal to lease any portion of the First Refusal Space not previously identified in any applicable First Refusal Notice delivered by Landlord to Tenant shall not terminate as a result of Tenant’s election or deemed election to refuse to lease any other applicable portion of the First Refusal Space so identified in a First Refusal Notice, and shall continue until the earlier of (1) the date such time as such other non-previously identified applicable portion of the First Refusal Space first becomes available for lease as determined by Landlord as provided hereinabove, or (2) the expiration of the First Refusal Period.

9.2.2           Notwithstanding Section 9.2.1 above to the contrary, if (i) Tenant elects or is deemed to have elected the option in clause (ii) of Section 9.2.1 above with respect to any applicable Rejected First Refusal Space, and (ii) during the six (6) month period after the date Landlord delivered the First Refusal Notice to Tenant with respect to such Rejected First Refusal Space (the “6-Month Lease-Up Period”), (A) Landlord proposes to enter into a lease for such entire Rejected First Refusal Space with any third party (excluding existing tenants of the First Refusal Space, holders of Superior Rights, affiliates of any such existing tenants of the First Refusal Space, or affiliates of holders of such Superior Rights) which lease has a commencement date scheduled to occur prior to the expiration of the First Refusal Period, and (B) the Third Party Refusal Terms (as may be adjusted by the Adjusted Terms, if applicable) of Landlord’s proposed lease to such third party of such entire Rejected First Refusal Space are materially more favorable to such third party than those Third Party Refusal Terms (as may be adjusted by the Adjusted Terms, if applicable) originally proposed by Landlord in Landlord’s First Refusal Notice for such Rejected First Refusal Space (for purposes hereof, “materially more favorable” to third parties shall mean Third Party Refusal Terms [as may be adjusted by the Adjusted Terms, if applicable] which are at least five percent (5%) lower than the Third Party Refusal Terms [as may be adjusted by the Adjusted Terms, if applicable] originally set forth in Landlord’s First Refusal Notice for such Rejected First Refusal Space, including the economic benefit of any of the negotiated terms offered to such third party which were not extended to Tenant in such Landlord’s First Refusal Notice), then before entering into such third party lease, Landlord shall deliver to Tenant written notice (the “Alternative First Refusal Notice”) of such materially more favorable Third Party Refusal Terms (as may be adjusted by the Adjusted Terms, if applicable) and, so long as no Superior Right holders have elected to lease such Rejected First Refusal Space pursuant to any applicable Superior Rights, Tenant shall have the right to lease such entire Rejected First Refusal Space upon such materially more favorable Third Party Refusal Terms (as may be adjusted by the Adjusted Terms, if applicable) by delivering written notice thereof (the “Alternative Tenant’s Election Notice”) to Landlord within five (5) business days after Tenant’s receipt of such Alternative First Refusal Notice. If Tenant does not deliver the Alternative Tenant’s Election Notice to Landlord within such 5-business day period, Tenant shall be deemed to have elected not to lease such Rejected First Refusal Space, in which event (1) Landlord may lease such Rejected First Refusal Space (or any portion thereof) to any person or entity on any terms Landlord desires, and (2) Tenant’s right to lease such Rejected First Refusal Space as provided in this Section 9.2.2 shall thereupon automatically terminate and be of no further force or effect.

9.3           Construction in First Refusal Space. If Tenant leases the First Refusal Space (or any applicable portion thereof) pursuant to the foregoing provisions of this Section 9, then Tenant shall take such applicable portion of the First Refusal Space in its “AS IS” condition as of the date of delivery of such space by Landlord to Tenant, and Landlord shall not be obligated to provide or pay for any improvements, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of such applicable portion of the First Refusal Space, except to the extent a tenant improvement or refurbishment allowance, if any, or other agreement to perform improvements, remodeling or other refurbishment work or services, is included as part of the Third Party Refusal Terms (as may be adjusted by the Adjusted Terms, if applicable) contained in the First Refusal Notice (or Alternative First Refusal Notice, as the case may be) for such applicable portion of the First Refusal Space, as set forth above in this Section 9.

9.4           Amendment to Lease. If Tenant timely exercises Tenant’s right of first refusal to lease the First Refusal Space (or any applicable portion thereof) as set forth herein, then, within fifteen (15) business days thereafter, Landlord and Tenant shall execute an amendment to the Lease, as hereby amended, to provide for Tenant’s lease of such applicable portion of the First Refusal Space upon the terms and conditions as set forth in this Section 9.

10.           Default/Personal Right. Notwithstanding anything to the contrary contained in the Lease, as hereby amended, at Landlord’s option and in addition to all of Landlord’s remedies under the Lease, as hereby amended, at law and/or in equity, the applicable Extension Option and Tenant’s right of first refusal for any applicable portion of the First Refusal Space granted to Tenant in Section 9 above shall not be deemed to be properly exercised if, as of the date Tenant delivers to Landlord the applicable Exercise Notice for such applicable Extension Option or the applicable Tenant’s Election Notice (or Alternative Tenant’s Election Notice, as the case may be) for such applicable portion of the First Refusal Space, as the case may be, Tenant is in default under the Lease, as hereby amended, beyond any applicable notice and cure periods. In addition, the Extension Options in Section 8 above and Tenant’s right of first refusal in Section 9 above are each personal to the original Tenant executing this First Amendment (the “Original Tenant”) or any Affiliate (as defined in Section 6.4 of the Lease) to which Tenant’s entire interest in the Lease, as hereby amended, has been assigned pursuant to Section 6.4, and (i) such Extension Options may only be exercised by the Original Tenant (or such Affiliate assignee, as the case may be) if the Original Tenant (or such Affiliate assignee, as the case may be), occupies at least seventy-five percent (75%) of the entire Premises then leased by Tenant as of the date Tenant delivers to Landlord the applicable Exercise Notice and (ii) such right of first refusal may only be exercised by the Original Tenant (or such Affiliate assignee, as the case may be) if the Original Tenant (or such Affiliate assignee, as the case may be), occupies the entire Premises then leased by Tenant as of the date Tenant delivers to Landlord the applicable Tenant’s Election Notice (or Alternative Tenant’s Election Notice, as the case may be).

11.           Parking. As a result of the addition of the Expansion Space to the Original Premises, from and after the Expansion Space Commencement Date, Tenant’s Permitted Parking set forth in Section 1.1.11 of the Lease shall be increased by nineteen (19) unreserved parking spaces (i.e., four (4) unreserved parking spaces per each 1,000 rentable square feet of the Expansion Space) to a total of fifty-five (55) parking spaces, of which four (4) shall continue to be reserved parking spaces, all as set forth in Section 1.1.11 of the Lease and subject to the terms and conditions set forth in Schedule 8 attached to the Lease. All such parking spaces shall be used by Tenant free of any monthly parking charges.

12.           Signage. Notwithstanding anything to the contrary set forth in the Lease, as hereby amended, during the Expansion Space Term, Tenant shall be entitled, to (i) one (1) identification sign displaying Tenant’s name on or near the entry door to the Expansion Space, and (ii) one (1) additional line on the Building directory to display Tenant’s name and suite numbers of the Expansion Space (collectively, “Tenant’s Expansion Space Signs”). Tenant’s right to Tenant’s Expansion Space Signs shall be subject to and upon all the terms and conditions set forth in Sections 6.1.7 of the Lease, except that the initial installation of Tenant’s Expansion Space Signs shall be paid for by Tenant at Tenant’s expense.

13.           Miscellaneous Modifications. Effective from and after the Effective Date:

13.1           the phrase “over the prior year’s Excess Operating Costs” in Section 3.4.2 of the Lease shall be deleted and of no further force or effect;

13.2           the reference to “the rate of Twenty Five Dollars ($25.00) per hour per zone” in Sections 5.1.1 of the Lease shall be deleted and replaced with “the prevailing rate then charged by Landlord”;

13.3           the Saturday hours set forth in Section 1 of Schedule 3 attached to the Lease and hereby modified to be 8:00 a.m. to 12:00 noon (excluding Holidays);

13.4           the following shall be added at the end of Section 6.2.1(b) of the Lease: “Landlord and Landlord’s mortgagees shall be named as additional loss payees with respect to such casualty insurance coverage”;

13.5           the following shall be added at the end of penultimate sentence of Section 10.1 of the Lease:: “and not insured or required to be insured by Tenant under this Lease.”; and

13.6           the phrase “one hundred fifty percent (150%)” in Section 12.2 of the Lease shall be replaced with “one hundred twenty-five percent (125%) during the first month of any such holdover and one hundred fifty percent (150%) during any month thereafter”.

14.         Addresses. Landlord’s address for rent payments under the Lease is hereby changed to:

PGOCC, LLC
Unit G
P.O. Box 51920
Los Angeles, California 90051-6220

Landlord’s address for notices set forth in Section 1.1.13 of the Lease is hereby changed to:

Prospect Green Acquisition, LLC
c/o J.P. Morgan Investment Management, Inc.
1999 Avenue of the Stars
Los Angeles, California 90067
Attention: Steve Zaun
Facsimile: (310) 860-7093

with copies to:

Lowe Enterprises Real Estate Group-West, Inc.
10860 Gold Center Drive, Suite 150
Rancho Cordova, California 95670
Attention: Property Manager
Facsimile: (916) 638-3501

Lowe Enterprises Real Estate Group-West, Inc.
c/o Lowe Enterprises, Inc.
11777 San Vicente Boulevard, Suite 900
Los Angeles, California 90049
Attention: _____________
Facsimile: (310) 207-1132

Lowe Enterprises Real Estate Group
P.O. Box 7020
Fullerton, CA 92834-7020
Attention: Lynda Cook
Facsimile: (949) 724-1444

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
515 South Figueroa Street, 7th Floor
Los Angeles, California 90071
Attention: Neil N. Gluck, Esq.
Facsimile: (213) 620-8816

15.           ERISA Matters.

15.1           Tenant acknowledges that it has been advised that an affiliate of Landlord is a collective investment fund (the “Fund”) which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code (each a “Plan”), and with respect to which JP Morgan Chase Bank, N.A. (“JPMCB”) is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

15.2           Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a “10% Plan”) are referenced on Exhibit D attached hereto (collectively, the “Existing 10% Plan”).

15.3           Tenant represents and warrants that as of the date hereof, and at all times while it is a tenant under the Lease (as amended hereby), one of the following statements is, and will continue to be, true:

15.3.1           Tenant is not a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Internal Revenue Code) (each a “Party in Interest”) with respect to the Existing 10% Plan, or

15.3.2           if Tenant is a Party in Interest, that:

(a)           neither Tenant nor its “affiliate” (as defined in Section V(c) of PTCE 84-14, “Affiliate”) has, or during the immediately preceding one (1) year has, exercised the authority to either: (1) appoint or terminate JPMCB as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, “QPAM”) of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (2) negotiate the terms of the management agreement with JPMCB, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

(b)           neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, “5% Interest”) in J.P. Morgan Chase & Co.

15.4           In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within ten (10) days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in Section 15.3 above with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under the Lease (as amended hereby) one of the statements set forth in Section 15.3 above will be true with respect to such 10% Plan.

16.           Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that it knows of no real estate broker or agent who is entitled to a commission in connection with this First Amendment other than Lowe Enterprises Real Estate Group, representing Landlord, and Meridian Commercial Properties. representing Tenant (collectively, the “Brokers”). Landlord shall pay the brokerage commissions owing to Brokers in connection with this First Amendment pursuant to the terms of a separate written agreement between and/or among Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent (other than the Brokers) in connection with this First Amendment.

17.           No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be duly executed as of the date first above written.

“LANDLORD”	PGOCC, LLC,
a Delaware limited liability company

	By:	Prospect Green Manager, LLC,
a Delaware limited liability company,
its Managing Member

		By:	/s/ Lynda Cook
		Name:	Lynda Cook
		Title:	Senior Vice President

“TENANT”	AMERICAN RIVER BANKSHARES,
a California corporation

	By:	/s/ Mitchell Derenzo
		Name:	Mitchell Derenzo
		Title:	EVP/CFO

EXHIBIT A

DEPICTION OF EXPANSION SPACE

EXHIBIT B

TENANT WORK LETTER

Tenant acknowledges and agrees that the entire Premises (i.e., the Original Premises and the Expansion Space) have previously been constructed including interior tenant improvements therein, and are satisfactory and shall be accepted by Tenant in their “AS IS” condition (other than any repair and maintenance obligations of Landlord under the Lease, as hereby amended) as of the Effective Date with respect to the Original Premises, and as of the Expansion Space Commencement Date with respect to the Expansion Space; provided, however, that Landlord shall construct certain modifications to the interior of the Premises (i.e., the Original Premises and the Expansion Space) pursuant to the Approved Working Drawings in accordance with the following provisions of this Tenant Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Prior to the execution of this First Amendment, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises (i.e., the Original Premises and the Expansion Space), as supplemented by a detailed pricing plan setting forth the estimated costs of the design, permitting and construction of such improvements in the Premises, a copy of which space plan and pricing plan is attached hereto as Schedule 1 (collectively, the “Final Space Plan”). Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard improvement package items, as determined by Landlord. Within three (3) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business day period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) hereinbelow. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”. Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would: (i) delay the Substantial Completion of the Expansion Space; (ii) increase the costs of the design, permitting and construction of the Tenant Improvements above the cost of the design, permitting and construction of those tenant improvements described and depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (iv) require any changes to the base, shell and core work or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings”. The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements”.

SECTION 2

CONSTRUCTION AND COST OF TENANT IMPROVEMENTS

Landlord and Tenant hereby agree that Landlord shall, at Landlord’s expense (except as provided in this Section 2) cause a contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, and in good workmanlike manner; provided, however, if (A) the Approved Working Drawings differ with respect to the quality and quantity of those tenant improvements described and depicted on the Final Space Plan, and/or (B) Tenant shall request any changes or substitutions to any of the Construction Drawings, and such differences, changes and/or substitutions result in a net increase in the costs of design, permitting and construction of the Tenant Improvements in excess of the costs of the design, permitting and construction of those tenant improvements described and depicted on the Final Space Plan, then Tenant shall pay such excess costs (which shall include a Landlord’s supervision fee of five percent (5%) of such costs and which shall also include a Contractor fee not to exceed fifteen (15%) of such costs which Contractor fee shall include general conditions, overhead and profit) to Landlord in cash within five (5) business days after Landlord’s request therefor. Notwithstanding the foregoing to the contrary, in no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant from Tenant’s own funds.

SECTION 3

SUBSTANTIAL COMPLETION

3.1           Substantial Completion. For purposes of this First Amendment, “Substantial Completion” of the Expansion Space shall occur upon the completion of construction of the Tenant Improvements in the Expansion Space pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by a Tenant or under the supervision of Contractor. There shall be no delays or extension of the Expansion Space Commencement Date, and Landlord shall not be liable to Tenant for any loss or damage, as a result of any delays in the commencement or completion of any Tenant Improvements to be installed in the Original Premises pursuant to this Tenant Work Letter.

3.2           Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Expansion Space as a result of any of the following (collectively, “Tenant Delays”):

(i)           Tenant’s failure to timely approve, within the applicable time period specified in this Tenant Work Letter, the Working Drawings or any other matter requiring Tenant’s approval;

(ii)           a breach (other than any such breach described in Section 3.2(i) above) by Tenant of the terms of this Tenant Work Letter or the Lease, as amended by this First Amendment;

(iii)           Tenant’s request for changes in any of the Approved Working Drawings provided, however, that Landlord has notified Tenant that such request will cause a delay in the construction of the Tenant Improvements (which notice shall include Landlord’s good faith, non-binding estimate of the anticipated length of such resulting delays) and Tenant nevertheless elects to proceed with such changes;

(iv)           Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Expansion Space, as set forth in this First Amendment; provided, however, if Landlord fails to notify Tenant of such unavailability within three (3) business days after Landlord has actual knowledge thereof, Tenant’s requirement for such Landlord-known unavailable items shall not constitute a Tenant Delay pursuant to this Section 3.2(iv) until after the date Landlord notifies Tenant of such unavailability (such notice shall include Landlord’s good faith, non-binding estimate of the anticipated length of such resulting delays);

(v)           changes to the base, shell and core work, structural components or structural components or systems of the Building required by the Approved Working Drawings; provided, however, if Landlord has actual knowledge of any such required changes which would constitute a Tenant Delay pursuant to this Section 3.2(v), but fails to notify Tenant thereof within three (3) business days after Landlord first obtains such actual knowledge, such Landlord-known required changes shall not constitute a Tenant Delay pursuant to this Section 3.2(v) until after the date Landlord notifies Tenant thereof (such notice shall include Landlord’s good faith, non-binding estimate of the anticipated length of such resulting delays); or

(vi)           any changes in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Expansion Space or Tenant’s specialized tenant improvement(s) (as determined by Landlord) provided, however, if Landlord has actual knowledge of any such required changes which would constitute a Tenant Delay pursuant to this Section 3.2(vi), but fails to notify Tenant thereof within three (3) business days after Landlord first obtains such actual knowledge, such Landlord-known required changes shall not constitute a Tenant Delay pursuant to this Section 3.2(vi) until after the date Landlord notifies Tenant thereof (such notice shall include Landlord’s good faith, non-binding estimate of the anticipated length of such resulting delays); or

(vii)           any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in this First Amendment and regardless of the actual date of Substantial Completion, the Expansion Space Commencement Date (as set forth in Section 6 of this First Amendment) shall be deemed to be the date the Expansion Space Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred. Notwithstanding the foregoing or anything to the contrary contained in this Tenant Work Letter: (A) no Tenant Delay shall be deemed to have occurred with respect to any of the actions, inactions or circumstances set forth in Sections 3.2 (ii) and (vii) above unless and until Landlord has delivered to Tenant written notice (the “Delay Notice”) specifying in reasonable detail the actions, inactions and/or circumstances which Landlord claims constitute the Tenant Delay pursuant to Sections 3.2 (ii) and (vii) above; and (B) if such action, inaction or circumstance is not cured by Tenant within two (2) business days (the “Delay Grace Period”) after Tenant’s receipt of such Delay Notice, then a Tenant Delay pursuant to Sections 3.2(ii) and/or (vii) above, as the case may be, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Delay Grace Period; provided that Tenant shall only be permitted an aggregate of five (5) days of Delay Grace Period and, thereafter, a Tenant Delay pursuant to Sections 3.2(ii) and/or (vii) above, as the case may be, shall commence upon the delivery of the Delay Notice to Tenant.

SECTION 4

MISCELLANEOUS

4.1           Access to Expansion Space. Landlord shall allow Tenant access to the Expansion Space at least thirty (30) days prior to Substantial Completion of the Expansion Space for the purpose of Tenant installing Tenant’s furniture, fixtures and equipment (“FF&E”) in the Expansion Space. Prior to Tenant’s entry into the Expansion Space as permitted by the terms of this Section 4, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Expansion Space or the Complex and against injury to any persons caused by Tenant’s actions pursuant to this Section 4.

4.2           Occupancy of Original Premises During Construction. Tenant acknowledges that the Tenant Improvements will be constructed during Tenant’s occupancy of the Original Premises, and Tenant agrees that: (i) Tenant shall cooperate with Landlord and the Contractor and the Contractor’s schedule of construction of the Tenant Improvements during such occupancy so that Contractor may timely construct the Tenant Improvements without unreasonable interference from Tenant; (ii) Landlord shall be permitted to cause the Tenant Improvements to be constructed during normal business hours as reasonably necessary to complete the same in a timely manner, without any obligation to pay overtime or other premiums; (iii) Tenant shall accept any and all inconveniences associated with the construction of the Tenant Improvements which may occur during such occupancy, including without limitation, dust, noise, etc; and (iv) the construction of the Tenant Improvements shall not (A) constitute a constructive eviction of Tenant, (B) subject Landlord to any liability for injury to or interference with Tenant’s business arising therefrom, or (C) entitle Tenant to any abatement of rent or damages from Landlord for loss of the use of any part of the Original Premises or Tenant’s personal property or improvements therein or for any inconvenience or annoyance occasioned thereby, except for any injury to persons or damage to property (but not loss of business or other consequential damages) to the extent caused by Landlord’s gross negligence or willful misconduct and not insured or required to be insured by Tenant under the Lease, as amended by the First Amendment.

SCHEDULE 1

FINAL SPACE PLAN AND PRICING PLAN

EXHIBIT C

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of _________________, ______, by and between PGOCC, LLC, a Delaware limited liability company (“Landlord”), and AMERICAN RIVER BANKSHARES, a California corporation (“Tenant”).

R E C I T A L S :

A.           One Capital Center, a California limited partnership (“OCC”), and Tenant entered into that certain Lease dated as of May 17, 2005 (the “Original Lease”), pursuant to which Tenant is currently leasing certain office space comprised of approximately 7,378 rentable square feet (the “Original Premises”) commonly known as Suite 450 and located on the fourth (4th) floor of the Building.

B.           Landlord has succeeded to the interest of OCC as landlord under the Original Lease.

C.           Landlord and Tenant entered into that certain First Amendment to Lease dated as of April __, 2010 (the “First Amendment”), pursuant to which, among other things, (i) the Original Premises was expanded to include certain office space commonly known as Suites 475 and 495 containing a total of approximately 4,840 additional rentable square feet (the “Expansion Space”), and (ii) the Lease Term was extended. The Original Premises and the Expansion Space are collectively referred to herein as the “Premises”. The Original Lease and the First Amendment are referred to herein collectively as the “Lease”.

D.           Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

E.           Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Expansion Space Term and First Extended Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:\

Confirmation of Dates. The parties hereby confirm that (a) Substantial Completion of the Expansion Space has occurred and Landlord has performed all work required to be performed by Landlord pursuant to the Tenant Work Letter attached to the First Amendment, (b) the Expansion Space Term for the Expansion Space commenced as of ____________________ (the “Expansion Space Commencement Date”) and shall expire on ____________ (the “Expansion Space Expiration Date”) (unless sooner terminated or extended as provided in the Lease), (c) with the First Extended Term with respect to the Original Premises shall expire coterminously with the Expansion Space Term on ____________ (unless sooner terminated or extended as provided in the Lease), and (d) in accordance with the Lease, as hereby amended, Base Rent for the Expansion Space commenced to accrue on _____________.

No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“LANDLORD”	PGOCC, LLC,
a Delaware limited liability company

	By:	Prospect Green Manager, LLC,
a Delaware limited liability company,
its Managing Member

By:
Name:
Title:

“TENANT”	AMERICAN RIVER BANKSHARES,
a California corporation

By:
Name:
Title:

EXHIBIT D

EXISTING 10% PLANS

(1)           General Motors Hourly-Rate Employees Pension Plan

(2)           General Motors Retirement Program for Salaried Employees